UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2017

Bosy Holdings Corp

(Exact name of Registrant as specified in its charter)

NEVADA	333-208978	98-1253258
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit Room 7C, World Trust Tower Building,

50 Stanley Street, Central, Hong Kong

(Address of principal executive offices, zip code)

Tel: (852) 3610-2665

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of June 14, 2017, Mr. Ong Kean Wah resigned from the position with the Company, including that of Chief Operations Officer of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Ong Kean Wah has been the Chief Operations Officer of the Company since September 18, 2015.

As of June 14, 2017, Ms. Chen Yan Hong resigned from the position of the Director of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Chen Yan Hong has been the Director of the Company since June 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bosy Holdings Corp.

Date: June 14, 2017	By:	/s/ TEOH KOOI SOOI
TEOH Kooi Sooi
Chief Executive Officer, President, Treasurer, Director
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

Date: June 14, 2017	By:	/s/ CHEN ZHERU
CHEN Zheru
Director, Secretary